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Exhibit 99.1

Centiv Appoints New CEO
Thursday January 2, 1:14 pm ET

        VERNON HILLS, Ill.—(BUSINESS WIRE)—Jan. 2, 2003—Centiv, Inc. (NASDAQ:CNTV—News), announced today the resignation of William M. Rychel as Chief Executive Officer effective immediately. John P. Larkin, Centiv President and Chief Operating Officer, has been named Chief Executive Officer and has been appointed as a Director on the Centiv Board pending shareholder approval.

        "John Larkin joined Centiv to drive the expansion of our Instant Impact™ product offering, which we have targeted as the future of the company," said Steven Carnevale, Centiv's Chairman. "For the past 24 months, we have been in the process of transitioning our prior business model to Instant Impact. Recent market conditions have accelerated this transition and made this an ideal time for to John step in and more sharply focus the company's efforts," said Carnevale.

        Mr. Larkin commented: "The Web-enabled platform of Centiv's Instant Impact solution leverages new technologies in a way we believe will fundamentally change existing business processes in the application of POP signage. There is a growing trend for brands to communicate more directly with consumers at the point of sale. Our solution for custom signage lets brands control the message while letting sales organizations meet the needs of each individual market or retail locations." Larkin continued, "After 14 years of leading marketing services companies within the Consumer Packaged Goods industry, I'm extremely excited about the future of Centiv."

        Mr. Rychel stated in a letter to the Board that he was resigning to pursue outside interests. He has agreed to assist Mr. Larkin and the Board in an orderly transition.

About Centiv®

        Centiv, Inc. (NASDAQ:CNTV—News), headquartered in Vernon Hills, IL, offers solutions for locally customized POP signage to the Consumer Packaged Goods industry. The delivered product is high quality, digitally produced signage that is mass-customized for the unique requirements of each retail location. Centiv's P.O.P. services are currently used by leading U.S. Corporations for local and regional customized point-of-sale programs. Additional information regarding Centiv, Inc., may be obtained by contacting Centiv headquarters, 998 Forest Edge Drive, Vernon Hills, IL 60061. Phone 847-876-8300 or fax 847-955-1269, or visit its website: http://www.centiv.com for a product demonstration.

        This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this press release and include all statements that are not historical statement of fact. The words "may", "would", "could", "will", "increase", "expect", "implement", "estimate", "anticipate", "believes", "intends", "plans", and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that such statements are not guarantees of future performance and involve various risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from those discussed in the forward-looking statements as a result of factors described below. These risks include, but are not limited to, competitive market pressures, material changes in customer demand, availability of labor, the Company's ability to perform contracts, governmental policies adverse to the computer industry, economic and competitive conditions, and other risks outside the control of the Company, as well as those factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including "Factors That May Affect Future Results" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Contact:
        Centiv, Inc.
        Tom Mason, 847/876-8304
        tmason@centiv.com

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  Exhibit 99.1